Exhibit 10(c)


                          NORTHWEST NATURAL GAS COMPANY
                            LONG TERM INCENTIVE PLAN

                  Amended and Restated Effective July 26, 2001

     1. PURPOSE. The purpose of this Long Term Incentive Plan (the "Plan") is to enable Northwest Natural Gas Company (the "Company") to attract and retain the services of selected employees, officers and directors of the Company or of any subsidiary of the Company.

     2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in Section 9, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be awarded under the Plan shall not exceed 500,000 shares. The shares awarded under the Plan may be authorized and unissued shares, reacquired shares or shares purchased on the open market for delivery to participants. If a Performance-based Award granted under the Plan expires, terminates or is cancelled, the shares subject to such Performance-based Award shall again be available under the Plan. If shares sold or awarded as a bonus or Performance-based Award under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

     3.   EFFECTIVE DATE AND DURATION OF PLAN.

          (a)  EFFECTIVE DATE. The Plan shall become effective as of January
1, 2001. However, all awards under the Plan shall be conditioned on and subject to approval of the Plan by the shareholders of the Company. Subject to this limitation, Performance-based Awards may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

          (b) DURATION. The Plan shall continue in effect until all shares available for award under the Plan have been delivered to participants and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to Performance-based Awards and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any right of the Company to repurchase shares or the forfeitability of shares awarded under the Plan.

     4.   ADMINISTRATION.

          (a)  BOARD OF DIRECTORS. The Plan shall be administered by the
Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board


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of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          (b) COMMITTEE. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 10.

     5. TYPES OF AWARDS; ELIGIBILITY. The Board of Directors may, from time to time, take the following action, separately or in combination, under the
Plan: (i) award stock bonuses as provided in Section 6; (ii) sell shares subject to restrictions as provided in Section 7; and (iii) grant Performance-based Awards as provided in Section 8. An award may be made to any employee, officer or director of the Company or any subsidiary of the Company. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award.

     6. STOCK BONUSES. The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be received or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the payment of a stock bonus, the number of shares reserved for award under the Plan shall be reduced by the number of shares paid as a bonus, less the number of shares withheld or delivered to satisfy withholding obligations.

     7. RESTRICTED STOCK. The Board of Directors may sell shares under the Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares sold under the Plan shall be subject to the


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terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares sold, together with any other restrictions determined by the Board of Directors. All Common Stock sold pursuant to this Section 7 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective purchaser of the shares before the delivery of certificates representing the shares to the purchaser. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be received or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the sale of restricted stock, the number of shares reserved for award under the Plan shall be reduced by the number of shares sold, less the number of shares withheld or delivered to satisfy withholding obligations.

     8. PERFORMANCE-BASED AWARDS. The Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Performance-based Awards"). Performance-based Awards shall be denominated at the time of grant either in Common Stock ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock ("Performance Shares"), or in cash or in any combination thereof. Performance-based Awards shall be subject to the following terms and conditions:

          (a) AWARD PERIOD. The Board of Directors shall determine the period of time for which a Performance-based Award is made (the "Award Period").

          (b) PERFORMANCE GOALS AND PAYMENT. The Board of Directors shall establish in writing objectives ("Performance Goals") that must be met by the Company or any subsidiary, division or other unit of the Company ("Business Unit") during the Award Period as a condition to payment being made under the Performance-based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-based Award if the


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Performance Goals are met or exceeded, including the fixing of a maximum payment
(subject to Section 8(d)). The Board of Directors may establish other restrictions to payment under a Performance-based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be delivered to the participant at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

          (c) COMPUTATION OF PAYMENT. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-based Award.

          (d) MAXIMUM AWARDS. No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the Awards exceeds the equivalent of 50,000 shares of Common Stock or Dollar Performance Awards under which the aggregate amount payable under the Awards exceeds $1,000,000.

          (e)  TAX WITHHOLDING. Each participant who has received
Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be received or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

          (f)  EFFECT ON SHARES AVAILABLE. The payment of a
Performance-based Award in cash shall not reduce the number of shares of Common Stock reserved for award under the Plan. The number of shares of Common Stock reserved for award under the Plan shall be reduced by the number of shares delivered to the participant upon payment of an award, less the number of shares delivered or withheld to satisfy withholding obligations.

     9. CHANGES IN CAPITAL STRUCTURE. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares subject to outstanding Performance-based Awards so that the recipient's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the


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foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the award of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

     10. AMENDMENT OF PLAN. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in Section 9, however, no change in an award already granted shall be made without the written consent of the holder of such award.

     11. APPROVALS. The issuance by the Company of authorized and unissued shares or reacquired shares under the Plan is subject to the approval of the Oregon Public Utility Commission and the Washington Utilities and Transportation Commission, but no such approvals shall be required for the purchase of shares on the open market for delivery to participants in satisfaction of awards under the Plan. The obligations of the Company under the Plan are otherwise subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

     12. EMPLOYMENT AND SERVICE RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

     13. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date the recipient becomes the holder of record.


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